UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 28, 2005

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20450 Stevens Creek Boulevard, Suite 800

Cupertino, California 95014

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 2, 2005, Borland Software Corporation (“Borland” or the “Company”) issued a press release announcing financial results for the second quarter of 2005. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in Item 2.02 of this report and the exhibits attached hereto shall not be deemed “filed” by Borland for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained in this report under Item 2.02 and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Borland, whether made before or after the date hereof regardless of any general incorporation language in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

On July 28, 2005, the senior executive officers of Borland authorized restructuring actions intended to realign resources around the Company’s ALM strategy. The Company currently estimates that the total costs to be incurred in connection with the restructuring plan will be approximately $800,000, substantially all of which will be one-time severance-related expenses. These expenses, all of which will be cash expenditures, are expected to be recorded in the third quarter of 2005. The personnel actions are expected to be completed within the third quarter of 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of Borland Software Corporation dated August 2, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION
(Registrant)

Date: August 2, 2005	By:	/s/ Kenneth R. Hahn
Kenneth R. Hahn, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Borland Software Corporation dated August 2, 2005.

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